Exhibit 10.3

HOLDINGS GUARANTEE

dated and effective as of

November 2, 2004,

among

NEW SKIES HOLDING B.V.

and

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Collateral Agent

HOLDINGS GUARANTEE dated and effective as of November 2, 2004 (this “Agreement”), among NEW SKIES HOLDING B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (“Holdings”) and DEUTSCHE BANK AG, NEW YORK BRANCH, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

Reference is made to the Credit Agreement dated as of November 2, 2004 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, NEW SKIES SATELLITES B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (“Parent”), certain subsidiaries of Parent from time to time party thereto as a borrower under the Revolving Facility provided for therein (in such capacity, the “Subsidiary Revolving Borrowers” and together with Parent, the “Borrowers”), the Lenders party thereto from time to time (the “Lenders”), DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Lenders, ABN AMRO BANK N.V., as syndication agent and DEUTSCHE BANK SECURITIES INC. and ABN AMRO INCORPORATED, as joint lead arrangers and joint book running managers.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  Holdings is the parent (direct or indirect) of each of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01  Credit Agreement.  (a)  Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

(b)                                 The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Collateral Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guaranteed Obligations” means, with respect to the Guarantor, all of the Secured Obligations not owed directly by the Guarantor.

“Guarantor” means Holdings.

“Loan Document Obligations” means (a) the due and punctual payment by each Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to such Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) all other monetary obligations of any Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to the Credit Agreement, this Agreement and each of the other Loan Documents.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of the Guarantor owing to the Secured Parties under and pursuant to this Agreement, (c) the due and punctual payment and performance of all obligations of any Borrower under each Swap Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into, and (d) the due and punctual payment and performance of all obligations of any Borrower and any of its subsidiaries in respect of overdrafts and related liabilities owed to a Lender or any of its Affiliates and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements).

“Secured Parties” means (a) the Lenders (and any Affiliate of a Lender to which any obligation referred to in clause (d) of the definition of the term “Secured Obligations” is owed), (b) the Administrative Agent and the Collateral Agent, (c) each Issuing Bank, (d) each counterparty to any Swap Agreement entered into with a Loan Party the obligations under which constitute Secured Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and permitted assigns of each of the foregoing.

ARTICLE II.

Guarantee

SECTION 2.01  Guarantee.  The  Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of its Guaranteed Obligations.  The  Guarantor further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any of its Guaranteed Obligations.  The  Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of its Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  The Guaranteed Obligations represent the Collateral Agent’s own separate and independent claim (eigen en zelfstandige vordering) to receive payment of such Guaranteed Obligations from the Guarantor.

SECTION 2.02  Guarantee of Payment.  The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of its Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of any Borrower or any other person.

SECTION 2.03  No Limitations, etc.  (a)  Except for termination of the Guarantor’s obligations hereunder as expressly provided for in Section 4.15 or a contravention of applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of its Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Guarantor shall not be discharged or impaired or otherwise affected by:

(i)                                     the failure of the Administrative Agent, the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii)                                  any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement;

(iii)                               the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Secured Obligations;

(iv)                              any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(v)                                 any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Secured Obligations);

(vi)                              any illegality, lack of validity or enforceability of any Secured Obligation;

(vii)                           any change in the corporate existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or its assets or any resulting release or discharge of any Secured Obligation;

(viii)                        the existence of any claim, set-off or other rights that the Guarantor may have at any time against any Borrower, the Collateral Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(ix)                                any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any of its Guaranteed Obligations or the Collateral Agent’s rights with respect thereto, including, without limitation:

(A)                              the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of a foreign currency for Dollars or any other currency in which any of the Guaranteed Obligations is to be paid or the remittance of funds outside of such jurisdiction or the unavailability of Dollars or such other currency in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or

(B)                                a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any governmental authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or

(C)                                any expropriation, confiscation, nationalization or requisition by such country or any governmental authority that directly or indirectly deprives a Borrower of any assets or their use, or of the ability to operate its business or a material part thereof; or

(D)                               any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A), (B) or (C) above (in each of the cases contemplated in clauses (A) through (D) above, to the extent occurring or existing on or at any time after the date of this Agreement); and

(x)                                   any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, any Borrower or the Guarantor or any other guarantor or surety.

The Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of the Guarantor hereunder.

Without limiting the generality of the foregoing, with respect to any Guaranteed Obligations that, in accordance with the express terms of any agreement pursuant to which such Guaranteed Obligations were created, were denominated in Dollars or any currency other than the currency of the jurisdiction where a Borrower is principally located, the Guarantor guarantees that it shall pay the Collateral Agent strictly in accordance with the express terms of such agreement, including in the amounts and in the currency expressly agreed to thereunder, irrespective of and without giving effect to any laws of the jurisdiction where any Borrower is principally located in effect from time to time, or any order, decree or regulation in the jurisdiction where any Borrower is principally located.

(b)                                 To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of any Borrower or other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or other Loan Party, other than the indefeasible payment in full in cash of all the Guaranteed Obligations.  The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Borrower or exercise any other right or remedy available to them against any Borrower, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in full in cash.  To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Borrower, as the case may be, or any security.

SECTION 2.04  Reinstatement.  The Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of a Borrower, any other Loan Party, or otherwise.

SECTION 2.05  Agreement to Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of any Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Guaranteed Obligation.  Upon payment by the Guarantor of any sums to the Collateral Agent as provided above, all rights of the Guarantor against any Borrower, any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06  Information.  The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the respective Borrowers and other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07  Demand.  Notwithstanding any other provision hereof, demand may only be made under the Guarantee provided for in this Article II by the Collateral Agent.

ARTICLE III.

Subordination

SECTION 3.01  Subordination.  (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of indemnity, contribution or subrogation of the Guarantor under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.  No failure on the part of any Borrower or the Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of the Guarantor with respect to its obligations hereunder, and the Guarantor shall remain liable for the full amount of the obligations of the Guarantor hereunder.

(b)           The Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations in the manner provided in Exhibit H to the Credit Agreement.

ARTICLE IV.

Miscellaneous

SECTION 4.01  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 4.02  Guarantee Absolute.  All rights of the Collateral Agent hereunder and all obligations of the Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Secured Obligations or this Agreement.

SECTION 4.03  Regulatory Matters.  Notwithstanding anything to the contrary contained in this Agreement or any of the other Security Documents, the rights of the Collateral Agent and the other Secured Parties hereunder and under the other Security Documents are subject to all applicable rules and regulations of the FCC and other Governmental Authorities with jurisdiction over Parent and its subsidiaries.  Without limiting the foregoing, the Collateral Agent will not take any action (or authorize any other party to take any action on its behalf) which would constitute or result in an assignment or change of control of any governmental permits, licenses, or other authorizations, including without limitation those issued by the FCC, now held by or to be issued to Parent or any of its subsidiaries which would require prior notice to or approval from any Governmental Authority, or otherwise take action hereunder which would require prior notice to or approval from any Governmental Authority, in each case without first providing such notice or obtaining such prior approval of the relevant Governmental Authorities.

SECTION 4.04  Binding Effect; Several Agreement.  This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

SECTION 4.05  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

SECTION 4.06  Collateral Agent’s Fees and Expenses; Indemnification.  (a)  The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b)           Without limitation of its indemnification obligations under the other Loan Documents, the Guarantor agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transaction and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result primarily from the gross negligence or willful misconduct of such Indemnitee (treating for the purposes of this Section 4.06(b) only, any Secured Party and its Related Parties as a single Indemnitee).

(c)           Any such amounts payable as provided hereunder shall be additional Secured Obligations hereunder.  The provisions of this Section 4.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 4.06 shall be payable on written demand therefor (accompanied by a reasonably detailed computation of the amounts so to be paid).

SECTION 4.07  [Reserved].

SECTION 4.08  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.09  Waivers; Amendment.  (a)  No failure or delay by any Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Secured Party may have had notice or knowledge of such Default or Event of Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Guarantor, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 4.10  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

SECTION 4.11  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.12  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 4.04.  Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 4.13  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.14  Jurisdiction; Consent to Service of Process.  (a)  Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Guarantor, or its properties, in the courts of any jurisdiction.

(b)           Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 4.15  Termination.  (a)  This Agreement and the guarantee made herein and, the security interests granted hereby shall terminate when all the Loan Document Obligations have been indefeasibly paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the Revolving L/C Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b)           In connection with any termination or release pursuant to paragraph (a) of this Section 4.15, the Collateral Agent shall execute and deliver to the Guarantor, at the Guarantor’s expense, all documents that the Guarantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 4.15 shall be without recourse to or warranty by the Collateral Agent.

SECTION 4.16  Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section 4.16 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NEW SKIES HOLDING B.V.

By:	/s/ Wladi Rabiej
Name: Wladi Rabiej
Title: Attorney in Fact

DEUTSCHE BANK AG, NEW YORK BRANCH, as
Collateral Agent

By:	/s/ Gregory Shefrin
Name: Gregory Shefrin
Title: Director

By:	/s/ Susan LaFevre
Name: Susan LaFevre
Title: Director